Exhibit 99.1

Kentucky First Federal Bancorp

Hazard, Frankfort, Danville and Lancaster, Kentucky

For Immediate Release September 4, 2024

Contact:

Kentucky First Federal Bancorp

Don Jennings, President

(502) 223-1638

Kentucky First Federal Bancorp Announces Appointment of Director, Selection of Chairman

Kentucky First Federal Bancorp (Nasdaq: KFFB), the holding company for First Federal Savings Bank of Kentucky and First Federal Savings and Loan of Hazard, has announced that R. Clay Hulette has been selected to the company’s board of directors. He will serve until the company’s annual meeting, to be held on November 14, 2024, at which time he will run for a two-year term to complete the unexpired term of the retried Tony Whitaker.

Mr. Hulette is currently a member of the Board of Directors of First Federal Savings Bank of Kentucky and has served in that capacity since 2012. Mr. Hulette was employed at First Federal in 1997 and served as Vice President and Treasurer until 2007, at which point he was named President of First Federal. Mr. Hulette also served as Chief Financial Officer of Kentucky First Federal Bancorp beginning at its inception in 2005. Mr. Hulette retired from the bank and company on January 1, 2024. Mr. Hulette’s spouse, Teresa Hulette, serves as Executive Vice President of First Federal.

Walter G. Ecton, Jr., has been elected Chairman of the Board of Kentucky First Federal Bancorp. Mr. Ecton has been a director of the company since its inception in 2005. Mr. Ecton is also a director of First Federal Savings and Loan of Hazard, a position he has held since 2004. Mr. Ecton is engaged in the private practice of law in Richmond, Kentucky.

This press release may contain certain statements that are not historical facts and are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, that are subject to certain risks and uncertainties. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.” Forward-looking statements include statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. Kentucky First Federal Bancorp’s actual results, performance or achievements may materially differ from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to general economic conditions; prices for real estate in the Company’s market areas; the interest rate environment and the impact of the interest rate environment on our business, financial condition and results of operations; our ability to successfully execute our strategy to increase earnings, increase core deposits, reduce reliance on higher cost funding sources and shift more of our loan portfolio towards higher-earning loans; our ability to pay future dividends and if so at what level; our ability to receive any required regulatory approval or non-objection for the payment of dividends from First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Kentucky to the Company or from the Company to shareholders; competitive conditions in the financial services industry; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the outcome of pending or threatened litigation, or of matters before regulatory agencies; changes in law, governmental policies and regulations, rapidly changing technology affecting financial services, and the other matters mentioned in Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 and in the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2023 and for the period ended September 30, 2023. Except as required by applicable law or regulation, the Company does not undertake the responsibility, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Kentucky First Federal Bancorp is the parent company of First Federal Savings and Loan Association, which operates one banking office in Hazard, Kentucky and First Federal Savings Bank of Kentucky, which operates six banking offices in Kentucky, including three in Frankfort, two in Danville, and one in Lancaster. Kentucky First Federal Bancorp shares are traded on the NASDAQ National Market under the symbol KFFB. At June 30, 2024, the Company had approximately 8,086,715 shares outstanding of which approximately 58.5% was held by First Federal MHC.